Exhibit 10.40

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

PLEDGE AND SECURITY AGREEMENT

1.	Parties; Grant of Security Interest; Certain Definitions.

(a) Parties.

The “Pledgor” is:

Hoku Materials, Inc.,

a Delaware corporation

1075 Opakapaka Street

Kapolei, Hawaii 96707.

The “Bank” is:

BANK OF HAWAII,

a Hawaii corporation

P.O. Box 2900

Honolulu, Hawaii 96846.

(b) Grant of Security Interest. Pledgor hereby pledges to the Bank and grants to the Bank a security interest in all of Pledgor’s right, title, interest and estate, whether legal, beneficial or otherwise, now or hereafter held at any time and from time to time, in, to and under the “Collateral” (as defined below).

(c) Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

(1) “Account” means, collectively, the account and all other accounts now or hereafter at any time established by Pledgor or pursuant to the Control Agreement and maintained by Piper Jaffray, including, without limitation, the following account:

Piper Jaffray Account No. [ * ].

(2) “Agreement” means this Pledge and Security Agreement, as supplemented and amended from time to time.

(3) “Borrower” shall also mean Pledgor.

(4) “Collateral” means, collectively, the following property:

(A) the Control Agreement, including, without limitation, all of Pledgor’s rights, powers, privileges and beneficial interests in, to and under the Control Agreement, and all of Pledgor’s rights, powers and privileges to make withdrawals or receive distributions of or to sell the Pledged Assets or the Proceeds and Products, and to direct Piper Jaffray to make distributions of the Collateral or any part thereof;

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(B) the Account and Pledged Assets, including, without limitation, all of Pledgor’s legal, beneficial and other interests now or hereafter held in and to the Account and any and all Pledged Assets now or hereafter held from time to time in the Account, together with all claims, general intangibles, credits, contract rights, demands and other property, rights and interests of Pledgor relating to the Collateral or otherwise which at any time shall come into possession, custody or control of Piper Jaffray or any of its agents, associates or correspondents; and

(C) all proceeds, products, substitutions and exchanges of the foregoing, including but not limited to, all dividends (whether in cash, stock or otherwise), interest payments, choses in action, options and warrants to purchase and/or sell, and all conversions of any of the Pledged Assets to other property, in each case from time to time received, receivable, distributed or distributable in respect of or in exchange for any and all of the foregoing and all additions and accessions thereto and substitutions therefor (collectively, the “Proceeds and Products”);

PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, the Collateral shall in no event include (1) any stock of Bank of Hawaii Corporation (fka Pacific Century Financial Corporation); (2) any interest in a common trust fund or collective investment trust fund of the nature described in 12 C.F.R. Section 9.18, (3) Pledgor’s title to any land or other real property or (4) any other investments or other property to the extent that a security interest therein granted to the Bank under this Agreement would cause the Bank to be in violation of any applicable statutes, regulations or other laws (collectively called “Excluded Collateral”), and in connection with the foregoing, no Excluded Collateral shall be deemed to constitute Pledged Assets or other Collateral hereunder, notwithstanding that Excluded Collateral may from time to time be held in the Account.

(5) “Control Agreement” means that certain Piper Jaffray Eligibility & Notice to Securities Intermediary & Control Agreement by and among Pledgor, Bank and Piper Jaffray dated                     , 2007, executed in connection with the Loan Documents and any other related account agreements.

(6) “Credit Agreement” means the Credit Agreement dated the same date of this Agreement pursuant to which the Bank has made or shall make available to the Borrower proceeds of one or more loans on the terms and conditions set forth therein, as supplemented and amended from time to time:

(7) “Eligible Collateral” means Pledged Assets consisting of cash and/or any of the following (but excluding Excluded Collateral):

(A) Stocks that are actively traded on a recognized United States securities exchange and have a price per share at the time of establishment of at least $10.00;

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(B) Debt securities of United States domestic corporations or states or municipalities which are rated as investment grade “A” or better by Moody’s or Standard & Poor’s;

(C) Debt securities of the United States Treasury, or otherwise backed by the full faith and credit of the United States, which are rated as investment grade “A” or better;

(D) Mutual funds which have a Morning Star rating of “3” or better, which are readily salable or redeemable, and which generally consist of securities of the types listed above; or

(E) Money Market Mutual Funds which are open-ended mutual funds that are interest only in money market instruments. Money market investments are stable short-term (one day to one year) debt obligations including, but not limited to, treasury bills, certificates of deposit, commercial paper and municipal obligations.

(8) Excluded Collateral means:

(A) Any investment that would cause a violation of Federal Reserve Regulation U (the collateral may not consist of any stock purchased or carried on margin).

(B) Any investment in the stock of Bank of Hawaii Corporation (fka Pacific Century Financial Corporation).

(C) Any limited or general partnership interest.

(D) Any interest in real property.

(E) Any equipment leases.

(9) “Loan Documents” means, collectively, the Credit Agreement, the Control Agreement, this Agreement, and any and all other promissory note(s), documents and instruments now or hereafter executed by the Borrower and relating to all or any portion of the Borrower’s indebtedness under the Credit Agreement, in each case, as refinanced, extended, supplemented and amended from time to time.

(10) “Obligations” means, collectively, all of the Borrower’s obligations, now or hereafter at any time, to duly and punctually pay, observe or perform the following: (a) the payment of all principal, interest and other indebtedness under, evidenced by or otherwise pursuant to the Credit Agreement and (b) the payment, performance and observance of all other obligations, agreements and liabilities under or pursuant to the Credit Agreement and/or any of the other Loan Documents.

(11) “Piper Jaffray” means Piper Jaffray, a Minnesota brokerage firm.

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(12) “Pledged Assets” means, collectively, any and all investment property, financial assets and other assets and property of any kind now or hereafter held in the Account, including but not limited to all stocks, bonds, mutual fund shares, and other investment instruments, securities certificates, securities entitlements and interests and all dividends, interest, proceeds and other moneys, deposits documents, negotiable instruments, chattel paper and other property, exclusive, however, of Excluded Collateral. Without limiting the generality of the definition of “Pledged Assets,” on and as of the date of the execution of this Agreement, the Pledged Assets include, without limitation, the assets and other property described in Exhibit 1 attached hereto.

2. Obligations Secured. Pledgor has granted the security interest in the Collateral to the Bank for the purpose of securing the due and punctual payment, performance and observance of the Obligations.

3. Covenants, Representations and Warranties. Pledgor hereby covenants, represents and warrants as follows:

(a) Priority. The security interests granted to the Bank by this Agreement now do and at all times hereafter shall constitute security interests of first priority, except as otherwise specifically agreed to in writing by the Bank.

(b) Ownership. Pledgor is, and, as to Collateral acquired by it from time to time after the date hereof, Pledgor shall be, except as may otherwise be permitted herein, the beneficial or legal owner of all Collateral free from any encumbrances other than the Bank’s security interest therein, and Pledgor shall defend the Collateral against any and all claims and demands of all persons and entities at any time claiming any interest therein in any manner materially adverse to the Bank, or as otherwise permitted herein.

(c) Office. Each of Pledgor’s and Piper Jaffray’s respective place of business, chief executive office or residence (in any such case with respect to Pledgor or Piper Jaffray, the “location”) is located at the address stated in Section 1, above and in the Control Agreement, respectively. Pledgor shall not move its location without having given the Bank forty-five (45) days’ prior written notice. Evidence of all Collateral and the only original books of account and records of Pledgor relating thereto are, and shall continue to be, kept at the location of Pledgor or Piper Jaffray.

(d) Power. Pledgor has full power, authority and legal right to execute, deliver and perform the terms of this Agreement and to grant to the Bank a security interest in the Collateral pursuant to this Agreement.

(e) Consents. Except as heretofore duly effected or obtained, no consent, authorization, approval, or other action by, and no notice to or filing with, any other party, including any federal, state or other governmental authority is required for the grant to the Bank of a security interest in the Collateral pursuant to this Agreement, or for the execution, delivery or performance of this Agreement by Pledgor or for the exercise by the Bank of the rights provided for in this Agreement.

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f) Control Agreement; Conforming Amendment. A true, correct and complete copy of the Control Agreement, together with any and all supplements and amendments thereto (if any), have been provided to Bank. All provisions of this Agreement, including, without limitation, the grant to the Bank herein of the rights, powers and interests in accordance with the provisions hereof, are consistent with and permitted under the terms of the Control Agreement. So long as this Agreement is in effect, the Control Agreement may only be amended with the prior written consent of the Bank

(g) Distributions. Except for fees or expenses due or coming due to Piper Jaffray, Pledgor shall not request Piper Jaffray to make any distributions and no distributions shall be made from the Account without the prior consent of Bank, which consent shall not be unreasonably withheld, but may be withheld if a distribution would result in a violation of the Maximum Loan to Value Ratio or if an Event of Default exists or would arise as a result of the distribution.

4. Investments. For so long as this Agreement remains in effect, and while any of the indebtedness hereby secured remains outstanding, Pledgor shall not exercise any power of direction under the Control Agreement, except that Pledgor reserves the right, subject to the provisions of Section 6 hereof, to direct Piper Jaffray regarding the investments (and changes in the investments) of the Pledged Assets and Proceeds and Products, for so long (and only for so long) as the Collateral includes, and will continue to include immediately following Piper Jaffray’s compliance with any such direction, Eligible Collateral having a fair market value in an amount sufficient to satisfy the Maximum Loan to Value Ratio requirement set forth in Section 5, below.

5. Maintenance of Maximum Loan-to-Value Ratio. Pledgor covenants to the Bank that Pledgor shall take and cause the taking of all necessary actions in order to maintain or cause to be maintained in the Account, at all times, Eligible Collateral, free and clear of any security interest or encumbrance except the security interest held by the Bank, having a fair market value in such an amount as shall satisfy at all times, in respect of the Obligations, (a) a “Maximum Loan-to- Value Ratio” (as described in the Credit Agreement) and (b) all applicable requirements of Regulation U, promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Section 221.1 et seq.), as from time to time in effect (“Regulation U”).

The Bank and Pledgor shall be solely responsible for ensuring that the Maximum Loan-to- Value Ratio is satisfied.

6. Avoidance of Prohibited Investments. For so long as this Agreement shall remain in effect, Pledgor shall not invest, and shall not cause Piper Jaffray to invest on Pledgor’s behalf, any portion of the Collateral or proceeds thereof in a manner or in investments which would cause a violation of the Maximum Loan to Value Ratio, Regulation U or any other applicable statutes, regulations or other laws.

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Piper Jaffray shall not have any responsibility to ensure that any investment complies with this section. Pledgor and Bank shall be solely responsible to ensure the Collateral complies with this section and either party shall have the power to direct Piper Jaffray to change the investment of any Collateral that violates this section.

7. Directions to and Authority of Piper Jaffray. Pledgor hereby irrevocably authorizes and appoints Piper Jaffray as Pledgor’s attorney-in-fact and grants to Piper Jaffray a limited durable power of attorney, with full power of substitution, and with full authority in the name, place and stead of Pledgor to take the following actions so long as any of Pledgor’s Obligations under the Loan Documents remain outstanding: : (a) to disclose to the Bank, from time to time, at the Bank’s request, any financial or other information held by Piper Jaffray, whether confidential or nonconfidential, in respect of Pledgor or the Collateral, and (without limitation of the generality of the foregoing) to make available to the Bank monthly or more frequently, and otherwise promptly on demand, (1) certifications to the Bank regarding the description, nature and market value of the Collateral and (2) all notices in respect of the Collateral which Pledgor is entitled to receive; (b) to maintain the Collateral free and clear of any security interest or other encumbrance except the security interest held by the Bank under this Agreement, so as to enable Piper Jaffray, at any time or times, to sell assets comprising the Collateral in order to pay to the Bank the full amount of the Obligations then due; (c) to promptly convert assets comprising the Collateral into cash (to the full extent necessary to pay the amount demanded by the Bank) and to apply the cash proceeds of such conversion to the immediate payment of the amount demanded by the Bank, (1) upon Piper Jaffray’s receipt from the Bank of a written demand that all or any part of the Obligations be paid, (2) upon demand by Bank, upon the death, incapacity or disability or dissolution of any Pledgor, (3) upon demand by Bank, upon the resignation or removal of Piper Jaffray, and/or (4) upon demand by Bank, upon the revocation or termination of the Control Agreement; (d) to grant to Bank a pledge and security interest in Piper Jaffray’s right, title, and interest in and to the Collateral as may be further required by Bank; and (e) to comply with (1) any and all other provisions of this Agreement, as amended from time to time, and (2) any and all notices, instructions and directions from time to time and at any time given to Piper Jaffray by the Bank pursuant to the terms of this Agreement.

Pledgor agrees that Piper Jaffray shall be entitled to comply with the terms of this Agreement and the authorizations and directions given to Piper Jaffray pursuant to this Agreement, in each case, notwithstanding contrary directions, orders or instructions at any time given by or on behalf of Pledgor.

Pledgor and Bank hereby release, indemnify and agree to defend, protect, save and hold harmless, Piper Jaffray from and against any and all claims, lawsuits, demands and damages whatsoever arising out of or in any way in connection with Piper Jaffray’s acceptance and compliance with the agreements, authority or directions under this Agreement and the instructions of the Bank as to the Collateral which are in compliance with the terms and conditions of this Agreement.

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8. Supplements; Further Assurances. Pledgor agrees that at any time and from time to time at its expense, Pledgor shall promptly execute and deliver all such further instruments and documents, and take all such further actions, as may be necessary or that the Bank deems appropriate or advisable, in order to initially and continuously grant, perfect, preserve and protect any security interest granted or purported to be granted by this Agreement or to enable the Bank to exercise and enforce its rights and remedies under this Agreement.

9. Bank Appointed Attorney-in-Fact. Pledgor hereby appoints the Bank Pledgor’s attorney-in-fact, with full power of substitution, and with full authority in the name, place and stead of Pledgor, or otherwise, in the Event of Default, to take any action and to execute any instrument which the Bank may reasonably deem necessary or advisable to accomplish the purposes of this Agreement from time to time in the Bank’s discretion. Said power of attorney is coupled with an interest and is irrevocable.

10. Events of Default.

(a) Definition. As used in this Agreement, the term “Event of Default” means, an “Event of Default,” as such term is defined in the Credit Agreement and/or any of the other Loan Documents, and, in addition thereto, the term “Event of Default” shall mean and include (1) the dissolution of Pledgor, (2) the removal or resignation of Piper Jaffray, (3) the revocation or termination of the Control Agreement, (4) the termination or closure of the Account and/or (5) the Borrower’s default in any other Obligation hereunder or under the other Loan Documents after written notice from Bank to Borrower of such Event of Default and the lapse of any grace period applicable thereto pursuant to the terms of the Loan Documents.

(b) Remedies; Collection from the Collateral; Instructions to Piper Jaffray. If any Event of Default shall have occurred and be continuing, then and in every such case, the Bank may, at any time and from time to time during the continuance of such Event of Default, (1) collect from the Collateral, and instruct Piper Jaffray to immediately pay from the Collateral, all of the Obligations then outstanding and/or (2) exercise the rights and remedies set forth in subsection (c) immediately hereinbelow. Piper Jaffray shall have no duty to examine into the propriety of such instructions and may rely thereon, and shall act in accordance with such instructions notwithstanding contrary instructions issued by Pledgor. Such instructions may be in writing or oral, provided that any oral instructions shall, upon Piper Jaffray’s written request, be confirmed in writing to Piper Jaffray within five (5) days after such oral instructions are given.

In the event of the removal or resignation of Piper Jaffray or the termination or closure of the Account, Pledgor shall cause Piper Jaffray to notify Bank of such event and Pledgor agrees that Piper Jaffray shall continue to hold the assets in the Account pending written instructions from Bank.

(c) Remedies; Disposition of the Collateral. The Bank may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the States of Hawaii or Minnesota, as applicable, at the time of an

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Event of Default. The Bank may also, upon notice to the Pledgor as specified below, sell the Collateral or any part thereof at public or private sale, at any exchange, broker’s board or at any of the Bank’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Bank may deem commercially reasonable. The Bank may be the purchaser of any or all of the Collateral at any such sale to the extent permitted by law and shall be entitled, for the purpose of bidding and making Settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed it as a credit on account of the purchase price. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the fullest extent permitted by law), all rights of redemption, stay or appraisal under any rule of law or statute now existing or hereafter enacted. To the extent notice of sale shall be required by law, at least ten days’ notice to Pledgor of the time and place of any sale shall constitute reasonable notification. The Bank shall not be obligated to hold any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be held at the time and place at and to which it was so adjourned. Pledgor waives, to the full extent permitted by law, any claims against the Bank arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if the Bank accepts the first offer received and does not offer such Collateral to more than-one offeree.

11. Application of Proceeds. Upon and during the continuance of an Event of Default, any cash held by the Bank or Piper Jaffray as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall (subject to the terms of any of the other Loan Documents) be applied from time to time:

First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Bank’s agents and attorneysat rates then prevailing in Honolulu, Hawaii, and all reasonable expenses, liabilities and advances made or incurred by the Bank in connection therewith;

Second, to the payment of interest then due;

Third, to the payment of principal then due;

Fourth, to the payment in full of all other Obligations then due, and then to Pledgor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

12. No Waiver. No failure on the part of the Bank to exercise, and no course of dealing with respect to, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the full extent permitted by law cumulative and are not exclusive of any remedies provided by law.

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13. Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by FAX, to Pledgor or Bank at their respective addresses set forth next to their signatures below, or to such other address as Pledgor or the Bank may notify the other from time to time in accordance with this Section 13.

14. Applicable Law. The laws of the State of Hawaii shall govern the construction of this Agreement and the rights and remedies of the parties hereto, except to the extent the laws of the State of Minnesota shall govern with respect to the Collateral in connection with the Control Agreement.

15. Binding Effect and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding on, the Bank and its successors and assigns and Pledgor and its heirs, personal representatives, successors and permitted assigns. This Agreement, together with all other documents evidencing or securing the Obligations, constitutes the entire agreement between the Bank and Pledgor.

16. Amendments; Consents. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement, and no consent to any material departure by Pledgor therefrom, may in any event be effective unless in writing signed by the Parties, and then only in the specific instance and for the specific purpose given.

17. Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions of this Agreement are severable.

18. Waiver of Jury Trial. Bank and Borrower hereby waive trial by jury in any action, proceeding, claim, or counterclaim, whether in contract or tort, at law or in equity, arising out of or in any way related to this Agreement or any of the Loan Documents.

19. Survival. To the fullest extent permitted under applicable law, the provisions of this Agreement, including, without limitation, Sections 7 and 10(c) relating to disposition of Collateral, shall survive the termination of the Control Agreement until all Obligations have been fully satisfied.

20. Regulation U. Pledgor hereby represents, warrants, covenants and agrees that:

(a) No part of the proceeds of any loan under the Loan Documents will be used by the Borrower to purchase or carry any margin stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If requested by the Bank, Pledgor shall cause the Borrower to promptly furnish to the Bank on or before the date of execution of this Agreement and thereafter from time to time, a statement in conformity with the requirements of Federal Reserve Form U-1.

(b) Pledgor shall indemnify, reimburse, defend and protect, and save and hold harmless, the Bank from any and all claims, actions, causes of action, suits at law or in equity, liens, controversies, liabilities, demands and damages, of whatsoever kind or nature, whether presently known or not, resulting from, arising out of, connected with, or traceable either directly or indirectly to any misrepresentation, intentional or otherwise, contained hereinabove or any action by Pledgor constituting a breach or default of its representations or obligations set forth in this Section 20.

(c) As used herein the term “Margin Stock” shall have the meaning provided therefor in 12 C.F.R. Section 221.2(h) of Regulation U, or in any successor provision thereof.

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, Pledgor and the Bank have duly executed this Agreement this 23rd day of March, 2007.

HOKU MATERIALS, INC.

/s/ Darryl Nakamoto
Name:	Darryl Nakamoto
Title:	Chief Financial Officer

Pledgor

BANK OF HAWAII

By:	/s/ Luke Yeh
Name:	Luke Yeh
Title:	Senior Vice President

Bank

[*]	= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 1

LIST OF PLEDGED ASSETS AS OF CLOSING

[TO BE ATTACHED]